Exhibit 99.1

Lifeward Ltd. Reports Second Quarter 2025 Financial Results

Achieves record number of ReWalk systems placed for Medicare beneficiaries since fee schedule established

Third consecutive quarter of U.S. ReWalk pipeline growth with over 130 qualified leads in process

Appoints new CEO and CFO to spearhead strategic change and accelerate growth

MARLBOROUGH, MA, and YOKNEAM ILLIT, Israel, August 14, 2025 – Lifeward Ltd., (Nasdaq: LFWD) (“Lifeward” or the “Company”), a global leader in innovative medical technology to transform the lives of people with physical limitations or disabilities, today announced its financial results for the three and six months ended June 30, 2025.

Recent Highlights and Accomplishments for Lifeward

•
Achieved FDA clearance and subsequent U.S. launch in April 2025 for the ReWalk 7, the latest innovation in the ReWalk pipeline, with over 20 ReWalk 7 units installed to date with overwhelmingly positive feedback from customers.

•
Expanded and advanced the pipeline of qualified leads for the ReWalk and achieved the highest quarterly total of ReWalk units placed for Medicare beneficiaries since fee schedule established in April 2024.

•
Continued expansion of U.S. payer base for the ReWalk Personal Exoskeleton. On the Medicare front, a ruling by an Administrative Law Judge established a legal basis for medical necessity by affirming that the ReWalk Personal Exoskeleton is “reasonable and necessary” for a Medicare beneficiary. Additionally, the partnership with CorLife, a division of NuMotion, has already facilitated and accelerated processing for workers compensation claims, with the first paid claim.

•
Improved quarterly cash burn to $3.9 million, down from $5.6 million in Q2 2024 and $5.5 million in Q1 2025, driven by operational efficiencies, facility consolidations, and other cost reduction initiatives.

•
Successfully transitioned to in-house manufacturing of the ReWalk Personal Exoskeleton during Q2, concluding the Company’s agreement with Sanmina and delivering cost savings, improved quality control, and greater production flexibility.

•
Strengthened the Company’s executive leadership with the appointment of Mark Grant as Lifeward’s President and CEO and Almog Adar as Lifeward’s CFO to bolster the Company’s strategic initiatives toward sustainable growth.

“During the second quarter of 2025, we advanced on multiple fronts; improving cash burn through disciplined cost control, securing regulatory and legal milestones that expand market access, strengthening our manufacturing capabilities, and broadening our global reach through strategic partnerships,” said Mark Grant, President and Chief Executive Officer. “These achievements position Lifeward for greater efficiency, scale, and impact in delivering innovative mobility solutions worldwide.”

Second Quarter 2025 Financial Results

Revenue was $5.7 million in the second quarter of 2025, compared to $6.7 million in the second quarter of 2024, a decrease of $1.0 million, or approximately 15%, and compared to $5.0 million in the first quarter of 2025, an increase of approximately 14%. Revenue from the sale of traditional products and services, including the ReWalk Personal exoskeletons, the MyoCycle FES bike, and the ReStore Exo-Suit, was $2.5 million, down $0.6 million, or 19% compared to the prior-year quarter. Excluding the one-time Medicare-related revenue recognized in the second quarter of 2024, revenue from these products grew year over year. In the prior-year quarter, the Company recorded approximately $0.7 million of Medicare-related revenue for claims submitted in 2023 and the first quarter of 2024. Revenue from the sale of AlterG products and services was $3.2 million, compared to $3.6 million in the second quarter of 2024, a decrease of $0.4 million, or approximately 11%. This decrease was primarily due to the timing of deliveries to international distributors.

Gross margin was 43.9% during the second quarter of 2025, compared to 41.1% in the second quarter of 2024. On a non-GAAP basis, which excludes the amortization of purchase price allocation adjustments and stock-based compensation expense as detailed in the attached non-GAAP reconciliation table, adjusted gross margin was 44.0% in the second quarter of 2025, compared to 46.9% in the prior-year quarter, a decrease of 2.9 percentage points. The year-over-year decrease in non-GAAP margin primarily reflects the absence of a one-time Medicare-related revenue benefit recognized in the second quarter of 2024.

Total operating expenses in the second quarter of 2025 were $9.1 million, compared to $7.2 million in the second quarter of 2024. The increase was largely driven by a $2.8 million goodwill impairment charge, triggered by a significant decline in our share price that created a gap between our market value and book value. This non-cash charge has no impact on our liquidity or the ongoing operating performance of the business. On a non-GAAP basis, which excludes the items listed in the attached non-GAAP reconciliation table, adjusted operating expenses were $6.0 million in the second quarter of 2025, compared to $6.9 million in the second quarter of 2024, a $0.9 million decrease. This decrease primarily reflects greater efficiency in reimbursement activities following receipt of the CMS code, improved productivity in marketing and sales operations, and lower R&D spending after the completion of major development programs. We expect this positive trend to continue in the second half of 2025 as these efficiency measures remain in place.

Operating loss in the second quarter of 2025 was $6.6 million, compared to $4.4 million in the second quarter of 2024. On a non-GAAP basis, which excludes the items in the attached non-GAAP reconciliation table, adjusted operating loss was $3.5 million in the second quarter of 2025, compared to a loss of $3.7 million in the second quarter of 2024.

Net loss was $6.6 million, or $0.58 per share, for the second quarter of 2025, compared to a net loss of $4.3 million, or $0.50 per share, in the second quarter of 2024. On a non-GAAP basis, which excludes the items in the attached non-GAAP reconciliation table, adjusted net loss was $3.5 million, or $0.31 per share, in the second quarter of 2025, compared to $3.6 million, or $0.42 per share, during the second quarter of 2024.

Liquidity

As of June 30, 2025, Lifeward had $5.1 million in unrestricted cash and cash equivalents on its balance sheet with no debt. During the second quarter of 2025, cash used in operations was $3.9 million, compared to $5.6 million in the second quarter of 2024. The improvement primarily reflects operational efficiencies and the closure of the Fremont facility.

2025 Financial Guidance

Lifeward is resetting its full-year 2025 guidance under the new management team, focusing on execution toward revenue of $24–$26 million and a non-GAAP net loss of $12–$14 million.

Conference Call

Lifeward management will host its conference call as follows:

Date		August 14, 2025
Time		8:30 AM EST
Telephone	U.S:	1-833-316-0561
	International:	1-412-317-0690
	Israel:	1-80-9212373
	Germany:	0800-6647650
Access code		Please reference the “Lifeward Earnings Call”
Webcast (live, listen-only and archive)		https://edge.media-server.com/mmc/p/kegov6it

The archived webcast will be available via the following https://edge.media-server.com/mmc/p/kegov6it or through the “Investors” section on our website at GoLifeward.com.

About Lifeward

Lifeward designs, develops, and commercializes life-changing solutions that span the continuum of care in physical rehabilitation and recovery, delivering proven functional and health benefits in clinical settings as well as in the home and community. Our mission at Lifeward is to relentlessly drive innovation to change the lives of individuals with physical limitations or disabilities. We are committed to delivering groundbreaking solutions that empower individuals to do what they love. The Lifeward portfolio features innovative products including the ReWalk Exoskeleton, the AlterG Anti-Gravity system, the ReStore Exo-Suit, and the MyoCycle FES System.

Founded in 2001, Lifeward has operations in the United States, Israel, and Germany. For more information on the Lifeward mission and product portfolio, please visit GoLifeward.com.

Lifeward®, ReWalk®, ReStore®, and Alter G® are registered trademarks of Lifeward Ltd. and/or its affiliates.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding the Company's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the acceptance of the ReWalk 7 Personal Exoskeleton by healthcare professionals and patients; uncertainties associated with future clinical trials and the clinical development process, the product development process and FDA regulatory submission review and approval process; the Company's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; the Company's ability to maintain and grow its reputation and the market acceptance of its products; the Company's ability to achieve reimbursement from third-party payors, including CMS, for its products; the Company's limited operating history and its ability to leverage its sales, marketing and training infrastructure; the Company's expectations as to its clinical research program and clinical results; the Company's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; the Company’s ability to continue to operate as a going concern; the Company's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; the Company’s ability to navigate any difficulties associated with moving production of its AlterG Anti-Gravity Systems to a contract manufacturer and transitioning the manufacturing of its ReWalk products to its in-house manufacturer; the Company's ability to improve its products and develop new products; the Company's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on the Company's ability to market and sell its products; the Company's ability to gain and maintain regulatory approvals; the Company's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; the Company's ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading "Risk Factors" in the Company’s annual report on Form 10-K, as amended, for the year ended December 31, 2024 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for the Company to predict all of them. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, the Company believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense and acquisition costs allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Lifeward’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue for the foreseeable future, to be a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Lifeward urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Lifeward does not provide GAAP reconciliation of its non-GAAP financial guidance because the Company is unable to predict with reasonable certainty and without unreasonable effort items that would be included in such a reconciliation, including, but not limited to, stock-based compensation expense, acquisition-related expense, and earnout expense. The timing and amounts of these items are uncertain and could be material to Lifeward’s results computed in accordance with GAAP.

Lifeward Media Relations:
Kathleen O’Donnell
Vice President, Marketing & New Business Development
Lifeward Ltd.
E: media@golifeward.com

Lifeward Investor Contact:
Almog Adar
Chief Financial Officer
Lifeward Ltd.
E: ir@golifeward.com

Lifeward Ltd. And subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Revenue	$5,724	$6,707	$10,758	$11,990
Cost of revenues	3,213	3,950	6,125	7,838
Gross profit	2,511	2,757	4,633	4,152
Operating expenses:
Research and development, net	767	1,205	1,685	2,496
Sales and marketing	3,785	4,403	7,622	9,417
General and administrative	1,739	1,592	3,959	3,184
Impairment charges	2,783	-	2,783	-
Total operating expenses	9,074	7,200	16,049	15,097
Operating loss	(6,563)	(4,443)	(11,416)	(10,945)
Financial income, net	1	144	31	376
Loss before income taxes	(6,562)	(4,299)	(11,385)	(10,569)
Taxes on income	-	5	11	11
Net loss	$(6,562)	$(4,304)	$(11,396)	$(10,580)
Basic net loss per ordinary share	$(0.58)	$(0.50)	$(1.05)	$(1.23)
Weighted average number of shares used in computing net loss per ordinary share basic and diluted	11,229,427	8,608,937	10,858,580	8,599,520

Lifeward Ltd. And subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)	(Audited)
	June 30,	December 31,
	2025	2024

Assets
Current assets
Cash and cash equivalents	$5,139	$6,746
Restricted Cash	214	197
Trade receivables, net of credit losses of $194 and $160, respectively	5,864	6,004
Prepaid expenses and other current assets	1,871	1,624
Inventories	7,622	6,723
Total current assets	20,710	21,294

Restricted cash and other long term assets	228	240
Operating lease right-of-use assets	354	548
Property and equipment, net	730	867
Goodwill	4,755	7,538
Total assets	$26,777	$30,487
Liabilities and equity
Current liabilities
Trade payables	6,113	5,022
Current maturities of operating leases	296	858
Other current liabilities	3,951	3,737
Earnout liability	-	608
Total current liabilities	10,360	10,225

Non-current operating leases	79	22
Other long-term liabilities	1,228	1,391
Shareholders’ equity	15,110	18,849
Total liabilities and equity	$26,777	$30,487

Lifeward Ltd. And subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2025	2024

Net cash used in operating activities	$(9,429)	$(13,290)
Net cash used in investing activities	(5)	-
Net cash provided by financing activities	7,779	-
Effect of Exchange rate changes on Cash, Cash Equivalents and Restricted Cash	70	(15)
Decrease in cash, cash equivalents, and restricted cash	(1,585)	(13,305)
Cash, cash equivalents, and restricted cash at beginning of period	7,108	28,792
Cash, cash equivalents, and restricted cash at end of period	$5,523	$15,487

Lifeward Ltd. And subsidiaries
(Unaudited)
(In thousand)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Revenues based on customer’s location:
United States	3,062	3,849	6,271	7,596
Europe	2,103	2,308	3,439	3,477
Asia - Pacific	124	214	166	394
Rest of the world	435	336	882	523
Total Revenues	$5,724	$6,707	$10,758	$11,990

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars in thousands, except per share data	2025	2024	2025	2024

GAAP net loss	$(6,562)	$(4,304)	$(11,396)	$(10,580)
Adjustments:
Amortization of intangible assets	-	832	-	1,663
M&A transaction	-	-	-	(467)
Integration/Rebranding costs	-	-	-	236
Restructuring	700	-	700	-
Remeasurement of earnout liability	(608)	(488)	(608)	(492)
Impairment charges	2,783	-	2,783	-
Stock-based compensation expenses	182	376	402	757

Non-GAAP net loss	$(3,505)	$(3,584)	$(8,119)	$(8,883)

Shares used in net loss per share	11,229,427	8,608,937	10,858,580	8,599,520

Non-GAAP net loss per share	$(0.31)	$(0.42)	$(0.75)	$(1.03)

	Three Months Ended				Six Months Ended
	June 30,		June 30,		June 30,		June 30,
	2025		2024		2025		2024
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP operating loss	$(6,563)	(114.7)%	$(4,443)	(66.2)%	$(11,416)	(106.1)%	$(10,945)	(91.3)%

Amortization of intangible assets	-	-	832	12.4%	-	-	1,663	13.9%
M&A transaction	-	-	-	-	-	-	(467)	(3.9)%
Integration/Rebranding costs	-	-	-	-	-	-	236	2.0%
Restructuring	700	12.2%	-	-	700	6.5%	-	-
Remeasurement of earnout liability	(608)	(10.6)%	(488)	(7.3)%	(608)	(5.7)%	(492)	(4.1)%
Impairment charges	2,783	48.6%	-	-	2,783	25.9%	-	-
Stock-based compensation expenses	182	3.2%	376	5.6%	402	3.7%	757	6.3%

Non-GAAP operating loss	$(3,506)	(61.3)%	$(3,723)	(55.5)%	$(8,139)	(75.7)%	$(9,248)	(77.1)%

	Three Months Ended				Six Months Ended
	June 30,		June 30,		June 30,		June 30,
	2025		2024		2025		2024
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP gross profit	$2,511	43.9%	$2,757	41.1%	$4,633	43.1%	$4,152	34.6%
Adjustments:
Amortization of intangible assets	-	-	383	5.7%	-	-	766	6.4%
Stock-based compensation expenses	4	0.1%	5	0.1%	7	0.1%	9	0.1%

Non-GAAP gross profit	$2,515	44.0%	$3,145	46.9%	$4,640	43.2%	$4,927	41.1%

	Three Months Ended				Six Months Ended
	June 30,		June 30,		June 30,		June 30,
	2025		2024		2025		2024
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP research & development	$767	13.4%	$1,205	18.0%	$1,685	15.7%	$2,496	20.8%
Adjustments:
Stock-based compensation expenses	(37)	(0.6)%	(46)	(0.7)%	(73)	(0.7)%	(92)	(0.8)%

Non-GAAP research & development	$730	12.8%	$1,159	17.3%	$1,612	15.0%	$2,404	20.0%

	Three Months Ended				Six Months Ended
	June 30,		June 30,		June 30,		June 30,
	2025		2024		2025		2024
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP sales & marketing	$3,785	66.1%	$4,403	65.6%	$7,622	70.8%	$9,417	78.5%
Adjustments:
Amortization of intangible assets	-	-	(383)	(5.7)%	-	-	(765)	(6.4)%
Integration/Rebranding costs	-	-	-	-	-	-	(193)	(1.6)%
Restructuring	(277)	(4.8)%	-	-	(277)	(2.6)%	-	-
Stock-based compensation expenses	(56)	(1.0)%	(107)	(1.6)%	(138)	(1.3)%	(218)	(1.8)%

Non-GAAP sales & marketing	$3,452	60.3%	$3,913	58.3%	$7,207	66.9%	$8,241	68.7%

	Three Months Ended				Six Months Ended
	June 30,		June 30,		June 30,		June 30,
	2025		2024		2025		2024
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP general & administrative	$1,739	30.4%	$1,592	23.7%	$3,959	36.8%	$3,184	26.6%
Adjustments:
M&A transaction	-	-	-	-	-	-	467	3.9%
Amortization of intangible assets	-	-	(66)	(1.0)%	-	-	(132)	(1.1)%
Integration/Rebranding costs	-	-	-	-	-	-	(43)	(0.4)%
Restructuring	(423)	(7.4)%	-	-	(423)	(3.9)%	-	-
Remeasurement of earnout liability	608	10.6%	488	7.3%	608	5.7%	492	4.1%
Stock-based compensation expenses	(85)	(1.5)%	(218)	(3.3)%	(184)	(1.7)%	(438)	(3.7)%

Non-GAAP general & administrative	$1,839	32.1%	$1,796	26.7%	$3,960	36.9%	$3,530	29.4%